INDEPENDENT AUDITORS' CONSENT


Board of Directors and Contract Holders
ReliaStar Select Variable Account

We consent to the incorporation by reference in this Post-Effective Amendment No. 21 to Registration Statement on Form N-4 (File No. 2-75185) of the ReliaStar Select Variable Account filed under the Securities Act of 1933 and Amendment No. 22 to the Registration Statement filed under the Investment Company Act of 1940, respectively, of our report dated February 7, 1997 on the audit of the financial statements of ReliaStar Select Variable Account as of December 31, 1996 and for each of the three years in the period then ended, and our report dated January 31, 1997 except for Note 14, as to which the date is February 23, 1997, on the audit of the consolidated financial statements of ReliaStar Life Insurance Company and subsidiaries as of and for the years ended December 31, 1996 and 1995 incorporated by reference in the Statement of Additional Information of such Registration Statement, and to the references to us under the heading "Financial Statements and Experts" appearing in the Prospectus and under the headings "Independent Auditors" and "Financial Statements" appearing in the Statement of Additional Information, all of which are part of such Registration Statement.



Minneapolis, Minnesota
July 18, 1997